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                                                                   EXHIBIT 10.24

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                            STOCK PURCHASE AGREEMENT

                                     between

                           SIRIUS SATELLITE RADIO INC.

                                       and

                           DAIMLERCHRYSLER CORPORATION

                          Dated as of January 28, 2000

================================================================================





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                                TABLE OF CONTENTS

ARTICLE 1DEFINITIONS.........................................................  1
      1.1  Definitions.......................................................  1
ARTICLE 2PURCHASE AND SALE OF SECURITIES.....................................  5
      2.1  Purchase and Sale of Securities...................................  5
      2.2  Closing...........................................................  5
ARTICLE 3REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................  6
      3.1  Corporate Existence and Power.....................................  6
      3.2  Subsidiaries......................................................  6
      3.3  Corporate Authorization; No Contravention.........................  6
      3.4  Governmental Authorization; Third Party Consents..................  7
      3.5  Binding Effect....................................................  7
      3.6  Capitalization of the Company.....................................  7
      3.7  SEC Filings; Financial Statements.................................  8
      3.8  Absence of Certain Developments...................................  8
      3.9  Compliance with Laws..............................................  9
      3.10  Licenses.........................................................  9
      3.11  Litigation.......................................................  9
      3.12  Intellectual Property............................................  9
      3.13  Private Offering................................................  10
      3.14  Rights Agreement................................................  10
      3.15  Board Approval; Delaware GCL 203................................  10
      3.16  Brokers or Finders..............................................  10
      3.17 OEM Matters......................................................  11
ARTICLE 4REPRESENTATIONS AND WARRANTIES OF THE PURCHASER....................  11
      4.1  Existence and Power..............................................  11
      4.2  Corporate Authorization; No Contravention........................  11
      4.3  Governmental Authorization; Third Party Consents.................  11
      4.4  Binding Effect...................................................  11
      4.5  Purchase for Own Account.........................................  12
      4.6  Brokers or Finders...............................................  12
ARTICLE 5COVENANTS OF THE COMPANY...........................................  12
      5.1  Conduct of Business..............................................  12
      5.2  Indemnification of Brokerage.....................................  13
      5.3  Rule 144.........................................................  13
      5.4  Rights Agreement.................................................  13
      5.5  Matching Right...................................................  13
ARTICLE 6COVENANTS OF THE PURCHASER.........................................  14
      6.1  Indemnification of Brokerage.....................................  14
      6.2  Lock-Up Agreement................................................  14
      6.3  Transfer Restrictions............................................  15






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ARTICLE 7CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE...  15
      7.1  Representations and Covenants....................................  15
      7.2  Consents and Approvals...........................................  15
      7.3  No Claims........................................................  15
ARTICLE 8CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE.....  16
      8.1  Representations and Covenants....................................  16
      8.2  Consents and Approvals...........................................  16
      8.3  No Claims........................................................  16
ARTICLE 9REGISTRAION RIGHTS.................................................  17
      9.1Requested Registration.............................................  17
      9.2  Company Registration.............................................  17
      9.3  Transferability..................................................  18
      9.4  Expenses of Registration.........................................  18
      9.5 Registration Procedures...........................................  18
      9.6  Indemnification..................................................  20
ARTICLE 10TERMINATION OF AGREEMENT..........................................  22
      10.1  Termination.....................................................  22
      10.2  Survival After Termination......................................  23
ARTICLE 11MISCELLANEOUS.....................................................  23
      11.1  Expenses........................................................  23
      11.2  Notices.........................................................  23
      11.3  Successors and Assigns..........................................  24
      11.4  Amendment and Waiver............................................  24
      11.5  Counterparts....................................................  24
      11.6  Headings........................................................  24
      11.7  GOVERNING LAW...................................................  24
      11.8  Severability....................................................  24
      11.9  Entire Agreement................................................  25
      11.10  Further Assurances.............................................  25
      11.11  Public Announcements...........................................  25


SCHEDULE 3.2   Subsidiaries of the Company
SCHEDULE 3.3   Defaults
SCHEDULE 3.4   Required Consents
SCHEDULE 3.11  Litigation





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                            STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT, dated as of January 28, 2000 (this "Agreement"), by and between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Company"), and DAIMLERCHRYSLER CORPORATION, a Delaware corporation (the "Purchaser").

            WHEREAS, the Company proposes to issue and sell to the Purchaser, and the Purchaser proposes to buy, for an aggregate purchase price of One Hundred Million Thirty Nine Dollars ($100,000,039), a total of 2,290,322 shares of Common Stock, par value $.001 per share, of the Company;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

            "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Person specified.

            "Agreement" means this Stock Purchase Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

            "Beneficial Owner" shall mean, with respect to any securities, a Person who beneficially owns such securities within the meaning of Rule 13d-3 under the Exchange Act, and "beneficially owned" and "beneficial ownership" shall have correlative meanings.

            "Board of Directors" means the board of directors of the Company or any duly authorized committee thereof.

            "Broker" has the meaning assigned to such term in Section 3.16.

            "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.






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            "Bylaws" means the bylaws of the Company, as the same may have been amended and in effect as of the Closing Date.

            "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company, as the same may have been amended and in effect as of the Closing Date.

            "Claims" means actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings.

            "Closing" has the meaning assigned to such term in Section 2.2.

            "Closing Date" has the meaning assigned to such term in Section 2.2.

            "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

            "Common Stock" means the common stock, par value $.001 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

            "Company Options" has the meaning assigned to such term in Section 3.6.

            "Contemplated Transaction" means the purchase of shares of Common Stock contemplated by this Agreement, including without limitation the purchase and sale of the Purchased Shares.

            "Contractual Obligation" means, as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

            "Control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Convertible Subordinated Notes" means the Company's 8-3/4% Convertible Subordinated Notes due 2009.

            "Delaware GCL" means the Delaware General Corporation Law.

            "Demand Notice" has the meaning assigned to such term in Section 9.1(a).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.






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            "Existing Plans" has the meaning assigned to such term in Section
3.6.

            "FCC" has the meaning assigned to such term in Section 3.8.

            "Ford" has the meaning assigned to such term in Section 3.17.

            "GAAP" means United States generally accepted accounting principles as in effect from time to time.

            "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting jurisdiction over a Person, its business or its properties.

            "Intellectual Property" has the meaning assigned to such term in
Section 3.12.

            "Licenses" has the meaning assigned to such term in Section 3.10.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever.

            "Lock-up Period" has the meaning assigned to such term in Section
6.2.

            "Lock-up Request" has the meaning assigned to such term in Section 6.2.

            "Loral" means Loral Space & Communications, Ltd., a Bermuda corporation.

            "Material Adverse Effect" has the meaning assigned to such term in
Section 3.8.

            "NASD" means the National Association of Securities Dealers, Inc.

            "OEM" means an original equipment manufacturer of vehicles, such as Ford, BMW AG, Honda Motor Corp. and Toyota.

            "Offering" has the meaning assigned to such term in Section 6.2.

            "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

            "Prospectus" shall mean the prospectus included in any Registration Statement (including without limitation a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A






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promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Purchased Shares covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

            "Purchased Shares" has the meaning assigned to such term in Section 2.1.

            "Purchaser" has the meaning assigned to such term in the preamble.

            "Registration Statement" shall mean any registration statement of the Company under the Securities Act that covers any of the Purchased Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            "Required Consents" has the meaning assigned to such term in Section 3.4.

            "Requirement of Law" means, as to any Person, the Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, qualification, license or franchise or determination (including, without limitation, those related to taxes) of an arbitrator or a court or other Governmental Authority or of the NASD or the Nasdaq National Market or any national securities exchange on which the Common Stock is listed or admitted to trading, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to the transactions contemplated hereby.

            "Rights Agreement" has the meaning assigned to such term in Section 3.14(a).

            "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

            "SEC Reports" means all proxy statements, registration statements, reports and other documents filed or required to be filed by the Company or any of its Subsidiaries with the Commission pursuant to the Securities Act or the Exchange Act since December 31, 1998.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

            "Series A Preferred Stock" means the Company's 9.2% Series A Junior Cumulative Convertible Preferred Stock, par value $.001 per share.

            "Series B Preferred Stock" means the Company's 9.2% Series B Junior Cumulative Convertible Preferred Stock, par value $.001 per share.







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            "Series C Preferred Stock" means the Company's 102% Series C
Convertible Preferred Stock, par value $.001 per share.

            "Series C Warrants" has the meaning assigned to such term in Section 3.6.

            "Series D Preferred Stock" means the Company's 9.2% Series D Junior Cumulative Convertible Preferred Stock, par value $.001 per share.

            "Subsidiary" means, in respect of any Person, any other Person which, at the time as of which any determination is made, such Person or one or more of its Subsidiaries has, directly or indirectly, voting control.

            "Termination Date" has the meaning assigned to such term in Section 10.1(a).

            "Transfer" means any sale, assignment, hypothecation, transfer or other disposition. "Transferor" and "Transferee" shall have correlative meanings.

                                    ARTICLE 2

                         PURCHASE AND SALE OF SECURITIES

            2.1 Purchase and Sale of Securities. Subject to the terms set forth herein and in reliance upon the representations set forth below, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, on the Closing Date, an aggregate of 2,290,322 shares of Common Stock for the aggregate purchase price of $100,000,039 (all of the shares of Common Stock being purchased pursuant hereto being referred to herein as the "Purchased Shares").

            2.2 Closing. The purchase and issuance of the Purchased Shares shall take place at a closing (the "Closing") to be held at the offices of the Company, 1221 Avenue of the Americas, New York, New York 10020, at 10:00 A.M., local time, on the fifth Business Day after the conditions to closing set forth in Articles 7 and 8 (other than those to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived by the party entitled to waive such conditions or such other day as may be mutually agreed to by the parties hereto (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser certificates representing the Purchased Shares, duly registered in the name of the Purchaser, and the Purchaser shall deliver to the Company the aggregate purchase price therefor by wire transfer of immediately available funds to an account designated in writing by the Company to the Purchaser at least two Business Days before the Closing.






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                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to the Purchaser as follows:

            3.1 Corporate Existence and Power. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and (c) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification.

            3.2 Subsidiaries. Except as set forth on Schedule 3.2, the Company has no Subsidiaries and no interest or investments in any corporation, partnership, limited liability company, trust or other entity or organization. Each Subsidiary listed on Schedule 3.2 has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization. Except as disclosed on Schedule 3.2, all of the issued and outstanding capital stock (or equivalent interests) of each Subsidiary set forth on Schedule 3.2 has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any Liens and there are no rights, options or warrants outstanding or other agreements to acquire shares of capital stock (or equivalent interests) of such Subsidiary.

            3.3 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the Contemplated Transaction, including, without limitation, the sale, issuance and delivery of the Purchased Shares, (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or Bylaws of the Company or the organizational documents of its Subsidiaries; and (c) do not violate or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation of the Company or its Subsidiaries or any Requirement of Law applicable to the Company or its Subsidiaries. Except as set forth on Schedule 3.3, no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default or change of control under any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or other material agreement of the Company or its Subsidiaries or the Certificate of Incorporation or Bylaws or the organizational documents of the Company's Subsidiaries.

            3.4 Governmental Authorization; Third Party Consents. Except for the approvals and consents as listed on Schedule 3.4 hereto (collectively, the "Required Consents"), no






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approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, Contractual Obligation or otherwise, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by the Company, or enforcement against the Company, of this Agreement or the Contemplated Transaction.

            3.5 Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by considerations of public policy and subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            3.6 Capitalization of the Company. The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, of which, as of January 21, 2000 (a) 29,428,869 shares were issued and outstanding and (b) 33,635,862 shares were reserved for issuance upon (x) the exercise of outstanding stock options or warrants to purchase Common Stock and (y) the conversion of outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, shares of Series C Preferred Stock issuable pursuant to warrants to purchase Series C Preferred Stock and the Convertible Subordinated Notes, and (ii) 50,000,000 shares of Preferred Stock, of which, as of January 21, 2000 (a) 1,461,270 shares of Series A Preferred Stock were issued and outstanding, (b) 655,407 shares of Series B Preferred Stock were issued and outstanding and (c) 1,152,427 shares of Series C Preferred Stock were issued and outstanding. Each share of Series A Preferred Stock and Series B Preferred Stock may be converted at any time, at the option of the holder, unless previously redeemed, into a number of shares of Common Stock calculated by dividing the $100 liquidation preference of the Series A Preferred Stock and Series B Preferred Stock (without accrued and unpaid dividends) by $30 (as adjusted from time to time in accordance with the relevant certificate of designations as currently in effect). Each share of Series C Preferred Stock may be converted at any time, at the option of the holder, unless previously redeemed, into a number of shares of Common Stock calculated by dividing the $100 liquidation preference of the Series C Preferred Stock (without accrued and unpaid dividends) by $18 (as adjusted from time to time in accordance with the relevant certificate of designations as currently in effect). The Company has previously provided the Purchaser with a true and correct list of all outstanding options or warrants to purchase shares of any class or series of capital stock of the Company other than Series C Preferred Stock and other than capital stock which may be purchased under the Existing Plans (collectively, the "Company Options"), a true and correct list of all outstanding options or warrants to purchase Series C Preferred Stock (collectively, the "Series C Warrants") and a true and correct list of each of the Company's stock option, incentive or other plans pursuant to which options or warrants to purchase capital stock of the Company may be issued, including any such plan adopted as of the date hereof but which remain subject to stockholder approval (collectively, the "Existing Plans"). Except as set forth above and except for the Stock Purchase Agreement, dated as of December 23, 1999, between the Company and Blackstone Capital Partners III Merchant Banking Fund L.P. relating to the proposed issue and sale by the Company of the Series






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                                                                               8


D Preferred Stock, there exists no options or warrants to purchase any series or class of preferred stock of the Company. Except (a) as set forth in this Section 3.6, (b) shares of Common Stock issued (i) pursuant to the exercise of outstanding Company Options or (ii) on the conversion of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Convertible Subordinated Notes or shares of Series C Preferred Stock issuable upon the exercise of outstanding Series C Warrants and
(c) options granted under Existing Plans, on the Closing Date there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of capital stock of the Company nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares of capital stock. The Company has not created any "phantom stock," stock appreciation rights or other similar rights the value of which is related to or based upon the price or value of the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock. None of the Company's outstanding debt or debt instruments provide voting rights with respect to the Company to the holders thereof. Other than Loral and Ford, no stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company. All of the issued and outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are, and the Purchased Shares (when issued hereunder) after payment of the purchase price therefor to the Company, will be, duly authorized, validly issued, fully paid and nonassessable.

            3.7 SEC Filings; Financial Statements. (a) The Company has timely filed all SEC Reports. The SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements in the SEC Reports, in light of the circumstances under which they were made, not misleading.

            (b) Each of the Company's financial statements (including, in each case, any related notes) contained in the SEC Reports complied as to form in all material respects with applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented the financial position of the Company and its Subsidiaries as at the respective dates and for the periods indicated, except that the unaudited financial statements were subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

            3.8 Absence of Certain Developments. Since November 1, 1999, except as described in the SEC Reports filed with the Commission prior to the date hereof, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). For purposes of this Agreement, "Material Adverse Effect" shall include, without limitation, any material adverse change in or affecting the technical feasibility of the Company's proposed satellite broadcast system (including,






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                                                                               9


without limitation, its terrestrial repeater transmitter network or customer end-user components such as integrated circuits, adapters for existing radios and antennas), existing or proposed Federal Communications Commission ("FCC") approvals and proposed agreements with one or more consumer electronics manufacturers, in each case as may be required in connection with the Company's planned operations as described in the SEC Reports filed as of the date hereof, but shall not include any change or prospective change which principally affects the date on which the Company will commence commercial operations but does not do any of the following: (a) affect the underlying technical feasibility of the Company's operations, (b) materially increase the total cost of achieving commercial operability or (c) affect the timing of any FCC approval.

            3.9 Compliance with Laws. None of the Company or its Subsidiaries is in material violation of any Requirement of Law to which it is subject.

            3.10 Licenses. The Company has no reason to believe that either (a) it will not finally obtain any license, permit, franchise or other authorizations (collectively, "Licenses") necessary for it to conduct its business as described in the SEC Reports or (b) any such Licenses will not be obtained on a timely basis. As of the date hereof, the Company and its Subsidiaries possess all Licenses necessary to conduct their business as currently being conducted, except for the failure to possess such Licenses as would not reasonably be expected to result in a Material Adverse Effect.

            3.11 Litigation. Except as set forth on Schedule 3.11, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or its Subsidiaries which, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect.

            3.12 Intellectual Property. The Company and its Subsidiaries own, free and clear of all Liens, and have good and marketable title to, or hold adequate licenses or otherwise possess all such rights as are necessary to use all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques (collectively, "Intellectual Property") used or proposed to be used in or necessary for the conduct of their business as now conducted or as proposed to be conducted in the SEC Reports. The Company has not received notice or otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Company's Intellectual Property. To the best of the Company's knowledge, the business of the Company as presently conducted and as proposed to be conducted in the SEC Reports does not infringe upon or violate any Intellectual Property rights of others.

            3.13 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares. No registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale, or issuance of the






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Purchased Shares pursuant to this Agreement, assuming the accuracy of the
Purchaser's representation contained in Section 4.5.

            3.14 Rights Agreement.

            (a) The execution and delivery of this Agreement by the Company and the consummation of the Contemplated Transaction does not and will not (i) result in the ability of any person to exercise any Rights under the Rights Agreement, dated as of October 22, 1997, between the Company and Continental Stock Transfer & Trust Company, as rights agent (as amended, the "Rights Agreement"), (ii) enable or require the Rights (as defined in the Rights Agreement) to separate from the shares of Common Stock to which they are attached or to be triggered or become exercisable, (iii) cause any "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Rights Agreement) to occur or (iv) prior to the Closing Date, cause the Purchaser to "beneficially own" (as such term is defined in the Rights Agreement) any shares of Common Stock.

            (b) No "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Rights Agreement) has occurred or will occur as a result of the Contemplated Transaction.

            3.15 Board Approval; Delaware GCL 203

            (a) The Board of Directors, at a meeting duly called and held, has determined the Contemplated Transaction to be advisable and in the best interests of the Company and its stockholders and has approved the Contemplated Transaction.

            (b) The Company has taken all action necessary to cause the restriction contained in Section 203 of the Delaware GCL to be inapplicable to the Contemplated Transaction and to approve the transactions which resulted in the Purchaser becoming an "interested stockholder" within the meaning of Section 203 of the Delaware GCL.

            3.16 Brokers or Finders. The Company represents and warrants to the Purchaser that no broker, finder, agent or similar intermediary (a "Broker") has acted on behalf of the Company or its Subsidiaries in connection with this Agreement or the Contemplated Transaction, and that there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by the Company or any of its Subsidiaries.

            3.17 OEM Matters. To the knowledge of the Company, no OEM owns any shares of Common Stock, any rights, options, warrants or other agreements which entitle the holder thereof to purchase any shares of Common Stock or any securities which are convertible into, or exchangeable for, shares of Common Stock, other than (a) 800,000 shares of Common Stock and (b) a warrant to purchase 4,000,000 shares of Common Stock issued by the Company to Ford Motor Company ("Ford") on June 11, 1999.

                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser hereby represents and warrants to the Company as follows:

            4.1 Existence and Power. The Purchaser (a) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware;
(b) has all corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and (c) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

            4.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the Contemplated Transaction (a) have been duly authorized by all necessary corporate action, (b) do not contravene the terms of the Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Purchaser or any Requirement of Law applicable to the Purchaser, except for such violation, conflict, breach or Lien which will not result in a material adverse effect on the Purchaser's ability to consummate the Contemplated Transaction.

            4.3 Governmental Authorization; Third Party Consents. Except for the Required Consents, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser, or enforcement against the Purchaser, of this Agreement or the consummation of the Contemplated Transaction.

            4.4 Binding Effect. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by considerations of public policy and subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            4.5 Purchase for Own Account. The Purchased Shares are being acquired by the Purchaser for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America or any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act or under an exemption from said registration available under the Securities Act. The Purchaser understands and agrees that if the

Purchaser should in the future decide to dispose of any Purchased Shares, it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting, so long as required by law, of a legend on all certificates representing such Purchased Shares to the following effect:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

            4.6 Brokers or Finders. The Purchaser represents and warrants to the Company that no Broker has acted on behalf of the Purchaser or its Affiliates in connection with this Agreement or the Contemplated Transaction, and that there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Purchaser or any of its Affiliates or any action taken by the Purchaser or any of its Affiliates.

                                    ARTICLE 5

                            COVENANTS OF THE COMPANY

            5.1 Conduct of Business. From the date hereof through the Closing Date, the Company and its Subsidiaries shall conduct their businesses in a manner such that the representations and warranties contained in Article 3 shall continue to be true and correct in all material respects on and as of the Closing Date (except for representations and warranties made as of a specific date) as if made on and as of the Closing Date. The Company shall give the Purchaser prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of (i) any representation or warranty, whether made as of the date hereof or as of the Closing Date, or (ii) any covenant of the Company contained in this Agreement; provided, however, that no such notification shall relieve or cure any such breach or violation of any such representation, warranty or covenant or otherwise affect the accuracy of any such representation or warranty for the purposes of Section 7.1.

            5.2 Indemnification of Brokerage. The Company agrees to indemnify and hold harmless the Purchaser from any Claim for commission or other compensation by any Broker claiming to have been employed by or on behalf of the Company or any of its Subsidiaries and to bear the cost of legal expenses incurred in defending against any such claim.

            5.3 Rule 144. The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Purchaser may reasonably request, all to the extent required to enable the Purchaser to sell the Purchased Shares pursuant to and in accordance with Rule 144. Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of Rule 144.

            5.4 Rights Agreement. On or before the Closing Date, the Company shall amend its Rights Agreement to provide that the Purchaser shall not be or become an "Acquiring Person" (as that term is defined in the Rights Agreement) by virtue of the acquisition and ownership by itself of the (i) Purchased Shares; and (ii) a warrant to purchase up to 4,000,000 shares of Common Stock.

            5.5 Matching Right. If any OEM or any of their respective Affiliates enters into an agreement with the Company to purchase shares of Common Stock or other securities that are convertible into, or exchangeable or exercisable for, Common Stock, and as a result of such purchase such OEM and its Affiliates could then beneficially own a greater number of shares of Common Stock than the number of shares of Common Stock beneficially owned collectively by the Purchaser and its Affiliates, then the Company shall offer in writing to sell to the Purchaser such shares of Common Stock or, in the event such OEM is not purchasing Common Stock, such other securities that are convertible into, or exchangeable or exercisable for, Common Stock that are being sold to such other OEM or its Affiliates in an amount such that, after consummation of such proposed sale, the Purchaser and its Affiliates, collectively, could beneficially own the same number of shares of Common Stock as such OEM and its Affiliates, collectively. Such offer shall remain open for three Business Days and the price to the Purchaser of any such securities shall be the same price per share as that contained in the agreement between the Company and the applicable OEM or its Affiliate.

                                    ARTICLE 6

                           COVENANTS OF THE PURCHASER

            6.1 Indemnification of Brokerage. The Purchaser agrees to indemnify and hold harmless the Company from any Claim for commission or other compensation by any Broker claiming to have been employed by or on behalf of the Purchaser or any of its Affiliates, and to bear the cost of legal expenses incurred in defending against any such claim.

            6.2 Lock-Up Agreement. At any time prior to the earlier of (a) January 28, 2003 and (b) the date that the Purchaser ceases to beneficially own 5% or more of the Common Stock, the Company and its underwriters, by written notice from the Company and its lead underwriter to the Purchaser (a "Lock-up Request"), given as provided herein on or after the time of the initial filing with the Commission of any registration statement with respect to any offering of Common Stock or securities convertible into Common Stock (the "Offering"), may request that the

Purchaser agree not to offer, sell or transfer any of the Purchased Shares or engage in any hedging or similar transactions with respect to the Purchased Shares during the 180-day period (the "Lock-up Period") beginning on a date specified in the Lock-up Request, which date may be as early as five (5) Business Days prior to the closing date of the Offering (but no later than the closing date of the Offering), and the Purchaser agrees to consent to and be bound by the restrictions specified in any such Lock-up Request. The foregoing notwithstanding, no Lock-up Request shall be effective and binding upon the Purchaser unless a similar lock-up is imposed upon all Persons beneficially owning 5% or more of the Common Stock with respect to which the Company then has the power to request or impose such lock-up. Any such lock-up imposed upon any other Person shall be for the shorter of (i) the Lock-up Period and (ii) the maximum period the Company has the right or power to impose upon such other Person. The Lock-up Period may be terminated as to the Purchaser on written notice from either the Company or the lead underwriter of the Offering, and automatically shall be terminated immediately as to the Purchaser in the event it is terminated as to any other Person (including the Company and its Affiliates) or any other Person is otherwise released from any lock-up obligations with respect to the Offering. The Company shall specify the expected effective date of any Offering by notice to the Purchaser given not later than two (2) Business Days prior to the beginning of the Lock-up Period. The Purchaser shall cause each Person, together with its Affiliates, to whom it Transfers, in one or a series of related transactions, 100,000 or more shares of Common Stock to execute and deliver to the Company a letter agreement pursuant to which such transferee agrees (and to cause each other Person to whom it Transfers any shares of Common Stock if, after giving effect to such Transfer, such Person, together with its Affiliates, would beneficially own 100,000 or more shares of Common Stock to execute and deliver to the Company a similar letter agreement) to comply with the requirements of this Section 6.2 (including this sentence) to the same extent and subject to the same terms and conditions as the Purchaser.

            6.3 Transfer Restrictions. Until the first anniversary of the Closing Date, the Purchaser shall not sell, transfer, assign or otherwise dispose of any of the Purchased Shares without the prior written consent of the Company.

                                    ARTICLE 7

        CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE

            The obligations of the Purchaser to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser:

            7.1 Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, Material Adverse Effect or other similar term, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date; and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect.

            7.2 Consents and Approvals. All Required Consents shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with evidence reasonably satisfactory to it that such Required Consents have been granted and obtained.

            7.3 No Claims. (a) No Claims shall be pending before any Governmental Authority (including investigations instituted by the United States Department of Justice or the Federal Trade Commission in connection with antitrust regulations) to restrain or prohibit this Agreement or the consummation of the Contemplated Transaction.

            (b) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the Contemplated Transaction.

                                    ARTICLE 8

         CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE

            The obligation of the Company to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company:

            8.1 Representations and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, Material Adverse Effect or other similar term, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; the Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and the Purchaser shall have delivered to the Company a certificate, dated the Closing Date and signed by an officer of the Purchaser, to the foregoing effect.

            8.2 Consents and Approvals. All Required Consents shall have been obtained and be in full force and effect.

            8.4 No Claims. (a) No Claims shall be pending before any Governmental Authority (including investigations instituted by the United States Department of Justice or the Federal Trade Commission in connection with antitrust regulations) to restrain or prohibit this Agreement or the consummation of the Contemplated Transaction.

            (b) No law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of the Contemplated Transaction.

                                    ARTICLE 9

                               REGISTRATION RIGHTS

            9.1 Requested Registration. (a) If, at any time after January 28, 2002, the Company shall receive from the Purchaser a written request (which shall specify whether the distribution will be made by means of an underwriting) that the Company effect a registration (a "Demand Notice") with respect to all or a part of the Purchased Shares, which Demand Notice shall request registration of not less than 1,000,000 shares of Common Stock or all remaining shares of Common Stock then held by the Purchaser, the Company will, as soon as practicable, use its reasonable best efforts to effect such registration under the Securities Act (which shall be a "shelf" Registration Statement pursuant to Rule 415 under the Securities Act (or a successor provision), if so requested by the Purchaser in the Demand Notice and if the Company is eligible therefor at such time) as may be so requested and as would permit or facilitate the sale and distribution of the Purchased Shares as are specified in such request. After the Company has effected two (2) such registrations pursuant to this Section 9.1(a), the related Registration Statements have been declared effective and the distribution contemplated thereunder completed, the Company shall have no further obligation under this Section 9.1(a).

            (b) Notwithstanding any other provision of this Section 9.1, if the Company shall furnish to the Purchaser a certificate signed by the President or the Chief Executive Officer of the Company stating that the requested registration and offering would require the disclosure of material non-public information and, in the good faith judgment of the Board of Directors of the Company, such disclosure in a Registration Statement to be filed pursuant to
Section 9.1(a) would be seriously detrimental to the Company and its stockholders and it is therefore desirable and in the best interests of the Company to defer the filing of such Registration Statement, then the Company shall have the right to defer such filing for a period of time after receipt of such request; provided, however, that the Company may not make such a request more than twice in any 12-month period and the aggregate period of time during which the Company may defer such filing shall not exceed 90 days.

            (c) In connection with any underwritten offering pursuant to this
Section 9.1, the Purchaser shall have the right to select the underwriter or underwriters, which shall be a nationally recognized investment banking firm or firms reasonably acceptable to the Company.

            9.2 Company Registration. (a) If the Company shall determine to register any shares of Common Stock for the account of a security holder or holders or otherwise (other than a registration relating solely to employee benefit plans, or a registration relating solely to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), the Company will promptly deliver to the Purchaser a written notice of such proposed transaction at least 20 Business Days prior to the filing of a Registration Statement and include in such registration, and in any underwriting involved therein, all Purchased Shares specified in a written request made by the Purchaser within ten Business Days after receipt of the written notice from the Company described above. The Purchaser shall be entitled to have its shares included in an unlimited number of registrations pursuant to this Section 9.2.

            (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Purchaser as a part of the written notice given pursuant to Section 9.2(a). In such event, the right of the Purchaser to registration pursuant to
Section 9.2(a) shall be conditioned upon the Purchaser's participation in such underwriting and the inclusion of the Purchased Shares in the underwriting to the extent provided herein. If the Purchaser shall have elected to exercise its rights under Section 9.2(a), it shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 9.2, if the representative determines and so advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise the Purchaser. In such an event, the number of Purchased Shares that may be included in the registration and underwriting by the Purchaser shall be reduced, on a pro rata basis (based on the number of shares of Common Stock held by the Purchaser and each other Person (other than the Company) registering shares under such registration), by such minimum number of shares as is necessary to comply with such limitation. If the Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Purchased Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            9.3 Transferability. The registration rights granted pursuant to this Article 9 shall be assignable, in whole but not in part, to any Transferee of the Purchased Shares; provided, however, that the rights granted under
Section 9.1 shall be assignable only to a Transferee who, after giving effect to such Transfer, beneficially owns at least 1,000,000 shares of Common Stock and such Transferee shall also be deemed to be the Purchaser for purposes of this
Article 9.

            9.4 Expenses of Registration. In connection with any registration pursuant to Section 9.1 or Section 9.2, the Company shall pay all registration, filing and NASD fees, all fees and expenses of complying with securities or "blue sky" laws; provided, however, that the Purchaser shall pay its pro rata share of any commissions, fees and disbursements of underwriters customarily paid by sellers of securities (based on offering proceeds to be received by it). In any registration pursuant to Section 9.1 or Section 9.2, the Company shall be responsible for the fees and disbursements of counsel for the Company, the Company's independent public accountants and any expert retained by the Company in connection with any such registration and premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Purchased Shares.

            9.5 Registration Procedures. In the case of each registration effected by the Company pursuant to this Article 9, the Company shall:

            (a) furnish to the Purchaser prior to the filing of the requisite Registration Statement copies of drafts of such Registration Statement as is proposed to be filed (and give such holders and their counsel a reasonable opportunity to comment on such documents), and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents in such quantities as the Purchaser may reasonably request from time to time in order to facilitate its distribution;

            (b) notify the Purchaser promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information and promptly deliver to the Purchaser and its counsel copies of any comments received by the Commission;

            (c) notify the Purchaser, promptly after the Company shall receive notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the Registration Statement has been filed;

            (d) advise the Purchaser promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

            (e) use all reasonable efforts to register or qualify the Purchased Shares under such other securities or blue sky laws of such jurisdictions as the Purchaser (or the managing underwriter, in the case of underwritten offerings) reasonably request; provided that the Company shall not be required to qualify to do business or become subject to service of process or taxation in any jurisdiction in which it is not already so qualified or subject;

            (f) use all reasonable efforts to cause the Purchased Shares included in the Registration Statement to be listed on any securities exchange or authorized for quotation on any national quotation system on which any of the Common Stock is then listed;

            (g) notify the Purchaser, at any time when a prospectus relating to the proposed sale is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the Purchased Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (h) enter into customary agreements (including without limitation, an underwriting agreement in customary form) and take such other actions (including, without limitation, making senior management of the Company available to participate in road show presentations on a customary basis) as are reasonably required in order to expedite or facilitate the disposition of the Purchased Shares included in the Registration Statement;

            (i) in the case of a Registration Statement filed pursuant to
Section 9.1 involving a shelf Registration Statement, prepare and file with the Commission such amendments and supplements to such shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such shelf Registration Statement effective until the earlier of (i) the sale of all Purchased Securities covered thereby or (ii) two years (exclusive of any period during which the distribution is postponed pursuant to Section 9.1), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Purchased Shares covered by such Registration Statement;

            (j) make available, upon reasonable prior notice and during normal business hours in New York City, for inspection by the Purchaser, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Purchaser or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees, upon reasonable prior notice and during normal business hours in New York City, to supply all relevant information reasonably requested by the Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statement;

            (k) request the Company's independent public accountants to provide to the underwriters, if any, and the Purchaser, if permissible, a comfort letter in customary form and covering such matters of the type customarily covered by comfort letters to underwriters in connection with public offerings; and

            (l) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter in an underwritten offering.

The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9.5(g), the Purchaser will forthwith discontinue disposition of Purchased Shares pursuant to a Registration Statement until the Purchaser's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 9.5(g), and, if so directed by the Company, the Purchaser will deliver to the Company (at the Company's expense), all copies in its possession, other than permanent file copies then in the Purchaser's possession, of the Prospectus covering such Purchased Shares current at the time of receipt of such notice.

            9.6 Indemnification. (a) The Company will indemnify the Purchaser, each of its officers and directors, and each Person controlling the Purchaser within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, with respect to each registration which has been effected pursuant to this Article 9, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus or other document (including any related registration statement, notification or the like) incident to any such registration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration and will reimburse the Purchaser, each of its officers and directors, and each Person controlling the Purchaser, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon information furnished in writing to the Company by the Purchaser with respect to the Purchaser and stated to be specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any the Purchaser and shall survive the transfer of the Purchased Shares by the Purchaser.

            (b) The Purchaser will, if Purchased Shares held by it are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact with respect to the Purchaser contained in any such registration statement, prospectus or other document made by the Purchaser, or any omission (or alleged omission) to state therein a material fact with respect to the Purchaser required to be stated therein or necessary to make the statements by the Purchaser therein not misleading, and will reimburse the Company and such other directors, officers, partners, persons, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser with respect to the Purchaser and stated to be specifically for use therein; provided, however, that the obligations of the Purchaser hereunder shall be limited to an amount equal to the proceeds to the Purchaser of securities sold as contemplated herein.

            (c) If the indemnification provided for in this Section 9.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                                   ARTICLE 10

                            TERMINATION OF AGREEMENT

            10.1 Termination. This Agreement may be terminated prior to the Closing as follows:

                  (a) by the Purchaser or the Company if the Closing shall not have occurred before the Termination Date (as defined below); provided, however, that the right to terminate this Agreement under this Section 10.1(a) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement or willful breach of a representation or warranty has been the cause of or resulted in the failure of the Closing to occur on or before such date. The "Termination Date" shall be May 28, 2000; or

                  (b) at the election of the Purchaser, if prior to the Closing Date there shall have been a breach of any of the Company's representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the conditions set forth in Section 7.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Company; or

                  (c) at the election of the Company, if prior to the Closing Date there shall have been a breach of the Purchaser's representations, warranties, covenants or agreements, which breach would result in the failure to satisfy any of the conditions set forth in Section 8.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Purchaser; or

                  (d) at the election of the Company or the Purchaser, if any legal proceeding is commenced and pending by any Governmental Authority seeking to prevent the consummation of the Closing or the Contemplated Transaction and the Company or the Purchaser, as the case may be, reasonably and in good faith deems it impracticable or inadvisable to proceed in view of such legal proceeding; or

                  (e) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchaser.

            If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 10.2.

            10.2 Survival After Termination. If this Agreement terminates pursuant to Section 10.1 and the Contemplated Transaction is not consummated, this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the nonsatisfaction of the conditions set forth in Articles 7 and 8 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 5.2, 5.3, 5.5 and 6.1, Article 9, this Section 10.2 and Sections 11.1, 11.7 and 11.9 shall survive the Closing.

                                   ARTICLE 11

                                  MISCELLANEOUS

            11.1 Expenses. Each of the Company and the Purchaser shall pay its own expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

            11.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied, sent by reputable overnight courier or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or telecopied, on the date of such delivery, if sent by reputable overnight courier, on the first Business Day following the date of such sending, or if sent by certified, registered or express mail, on the third Business Day following the date of such mailing, as follows:

      (a)   if to the Company:

            Sirius Satellite Radio Inc.
            1221 Avenue of the Americas, 36th Floor
            New York, New York 10020
            Attention: Patrick L. Donnelly
            Telecopy:  (212) 584-5353

      (b)   if to the Purchaser:

            DaimlerChrysler Corporation
            1000 Chrysler Drive
            CIMS 485-14-78
            Auburn Hills, Michigan 48326-2766
            Attention: Assistant Secretary

            Telecopy:  (248) 512-1771

Any party may by notice given in accordance with this Section 10.3 designate another address or person for receipt of notices hereunder.

            11.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto; provided that the Purchaser shall have the right to assign this Agreement to any wholly-owned subsidiary of the Purchaser.

            11.4 Amendment and Waiver.

            (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

            (b) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and the Purchaser.

            11.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            11.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            11.7 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND THE DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            11.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            11.9 Entire Agreement. This Agreement, together with the schedules hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the schedules hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            11.10 Further Assurances. Each of the parties shall execute such documents and take, or cause to be taken, all appropriate action, and shall do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transaction and obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person.

            11.11 Public Announcements. Except to the extent required by law or the regulations of any national securities exchange or the Nasdaq National Market, no party hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the Contemplated Transaction without consulting the other.

                           (Signature page to follow)

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                        SIRIUS SATELLITE RADIO INC.

                                        By: /s/ Patrick L. Donnelly
                                            ------------------------------------
                                                Patrick L. Donnelly
                                                Senior Vice President and
                                                General Counsel


                                        DAIMLERCHRYSLER CORPORATION

                                        By: /s/ James P. Holden
                                            ------------------------------------
                                                James P. Holden
                                                President